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                                                                      Exhibit 5

                       B A S S, B E R R Y & S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                                  May 18, 1998



Regal Cinemas, Inc.
7132 Commercial Park Drive
Knoxville, TN 37918

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's Participant Stock Option Plan, Employee Stock Option Plan, 1993 Employee Stock Incentive Plan, and 1998 Stock Purchase and Option Plan for Key Employees (the "Plans") filed by you with the Securities and Exchange Commission covering 30,000,000 shares (the "Shares") of common stock, no par value, issuable pursuant to the Plans.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conforming to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans following consummation of the forthcoming merger between the Company and affiliates of Kohlberg Kravis Roberts & Co. and Hicks, Muse, Tate & Furst Incorporated, and shareholders approval of the 1998 Plan, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Bass, Berry & Sims PLC